Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2019

Clarksville, Indiana — August 2, 2019. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $5.2 million, or $2.21 per diluted share, for the quarter ended June 30, 2019 compared to net income of $3.1 million, or $1.31 per diluted share, for the quarter ended June 30, 2018, resulting in an increase of 69% on a per share basis. The earnings for the quarter ended June 30, 2019 also compared favorably with the earnings for the second fiscal quarter ended March 31, 2019 of $3.5 million, or $1.50 per diluted share, resulting in an increase of 47% on a per share basis.

Commenting on the Company’s quarterly performance, Larry W. Myers, President and CEO, stated: “We are very pleased with the Company’s performance for the quarter and the nine months then ended, including record earnings for both periods, exceptional asset growth, robust deposit growth, and strong contributions to earnings from the mortgage banking and U.S. Small Business Administration (“SBA”) lending segments. The core banking, mortgage banking and SBA lending segments continue to grow significantly and the lending pipelines for each are very healthy entering into our fourth fiscal quarter.”

Net interest income increased $785,000, or 8.3%, to $10.3 million for the quarter ended June 30, 2019 as compared to the same quarter in 2018. The increase in net interest income is due to a $1.9 million increase in interest income, which was partially offset by a $1.1 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $125.3 million, from $970.2 million for 2018 to $1.1 billion for 2019, and an increase in the weighted average tax-equivalent yield, from 4.75% for 2018 to 4.88% for 2019. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $119.0 million, from $765.5 million for 2018 to $884.5 million for 2019, and an increase in the average cost of interest-bearing liabilities, from 0.89% for 2018 to 1.25% for 2019. These increases for the 2019 quarter related to subordinated debt interest expense of $319,000, including amortization of debt issuance costs, and $19.7 million of subordinated debt included in the average balance of interest-bearing liabilities, net of debt issuance costs. The increase in the average cost of interest-bearing liabilities for the 2019 quarter was due primarily to increasing market rates on deposits and short-term funding alternatives including FHLB advances and brokered deposits and the subordinated debt’s average cost of 6.48%, including amortization of debt issuance costs. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $337,000 in provision for loan losses for the quarter ended June 30, 2019, compared to $266,000 in provision for loan losses recognized in the same quarter in 2018. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $834,000, from $4.3 million at September 30, 2018 to $5.1 million at June 30, 2019. The Company recognized net charge-offs of $655,000 for the quarter ended June 30, 2019 compared to $104,000 for the same quarter in 2018. The increase in net charge-offs is due primarily to unguaranteed portions of SBA loans.

Noninterest income increased $9.8 million for the quarter ended June 30, 2019 as compared to the same quarter in 2018. The increase was due primarily to an increase in mortgage banking income of $9.9 million, which was partially offset by the lack of income from tax credit investments in 2019 compared to income of $340,000 in 2018. The increase in mortgage banking income is due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. The Bank’s SBA lending activities are performed under Q2 Business Capital, LLC (“Q2”), which specializes in the origination and servicing of SBA loans. The Bank owns 51% of Q2 with the option to purchase the minority interest in September 2020. Gross revenues and expenses related to Q2 are reported in the consolidated statements of income and the net income or net loss attributable to noncontrolling interests is then subtracted (in the case of net income) or added (in the case of net loss) to arrive at net income attributable to the Company. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $8.1 million for the quarter ended June 30, 2019 as compared to the same quarter in 2018. The increase was due primarily to increases in compensation and benefits, occupancy and equipment, and advertising expense of $6.3 million, $678,000 and $565,000, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees to support the growth of the Company, including its mortgage banking and SBA lending activities, and normal salary and benefits adjustments. The increase in occupancy and equipment expense is primarily attributable to increases in lease and rental, depreciation and equipment, and software licensing expenses that are all primarily related to the new mortgage banking segment.

The Company recognized income tax expense of $1.0 million for the quarter ended June 30, 2019, for an effective tax rate of 14.9%, as compared to income tax expense of $696,000, for an effective tax rate of 15.9%, for the same quarter in 2018.

Results of Operations for the Nine Months Ended June 30, 2019 and 2018

The Company reported net income of $11.7 million, or $4.94 per diluted share, for the nine months ended June 30, 2019 compared to net income of $8.2 million, or $3.44 per diluted share, for the nine months ended June 30, 2018, resulting in an increase of 44% on a per share basis. Net income for the nine months ended June 30, 2018 was negatively impacted by merger costs associated with the acquisition of First National Bank of Odon, which totaled approximately $945,000, net of tax, or $0.40 per diluted share.

Net interest income increased $3.4 million, or 13.1%, to $29.7 million for the nine months ended June 30, 2019 as compared to the same period in 2018. The increase in net interest income is due to a $6.4 million increase in interest income, which was partially offset by a $3.0 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $126.7 million, from $913.3 million for 2018 to $1.0 billion for 2019, and an increase in the weighted-average tax-equivalent yield, from 4.63% for 2018 to 4.87% for 2019. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $93.9 million, from $735.8 million for 2018 to $829.7 million for 2019, and an increase in the average cost of interest-bearing liabilities, from 0.81% for 2018 to 1.19% for 2019. These increases for the nine months ended June 30, 2019, related to subordinated debt interest expense of $959,000, including amortization of debt issuance costs, and $19.7 million of subordinated debt included in the average balance of interest-bearing liabilities, net of debt issuance costs. The increase in the average cost of interest-bearing liabilities for the nine months ended June 30, 2019 was due primarily to increasing market rates on deposits and short-term funding alternatives including FHLB advances and brokered deposits and the subordinated debt’s average cost of 6.50%, including amortization of debt issuance costs. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $992,000 in provision for loan losses for the nine months ended June 30, 2019, compared to $1.1 million in provision for loan losses recognized in the same period in 2018. The Company recognized net charge-offs of $699,000 for the nine months ended June 30, 2019 compared to $165,000 for the same period in 2018. The increase in net charge-offs is due primarily to unguaranteed portions of SBA loans.

Noninterest income increased $17.2 million for the nine months ended June 30, 2019 as compared to the same period in 2018. The increase was due primarily to an increase in mortgage banking income of $18.1 million, which was partially offset by a decrease in the net gain on sale of loans guaranteed by the SBA of $1.6 million. The increase in mortgage banking income is due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $17.7 million for the nine months ended June 30, 2019 as compared to the same period in 2018. The increase was due primarily to increases in compensation and benefits, occupancy and equipment, and other operating expenses of $13.4 million, $1.8 million and $1.6 million, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees to support the growth of the Company, including its mortgage banking and SBA lending activities, and normal salary and benefits adjustments. The increase in occupancy and equipment expense is primarily attributable to increases in lease and rental, depreciation and equipment, and software licensing expenses that are all primarily related to the new mortgage banking segment. The increase in other operating expenses is primarily due to increases in loan expense related to the mortgage banking activities and insurance reserves and claims related to the Company’s captive insurance subsidiary.

The Company recognized income tax expense of $2.0 million for the nine months ended June 30, 2019, for an effective tax rate of 14.2%, as compared to income tax expense of $1.7 million, for an effective tax rate of 15.0%, for the same period in 2018.

Comparison of Financial Condition at June 30, 2019 and September 30, 2018

Total assets increased $195.0 million, from $1.0 billion at September 30, 2018 to $1.2 billion at June 30, 2019. Net loans increased $92.7 million during the nine months ended June 30, 2019, due primarily to continued growth in the commercial real estate and SBA loan portfolios. Residential mortgage loans held for sale also increased by $70.6 million during the nine months ended June 30, 2019 due to increased production from the mortgage banking segment. Total liabilities increased $179.2 million primarily due to a $99.3 million increase in Federal Home Loan Bank borrowings and a $77.0 million increase in total deposits.

Common stockholders’ equity increased $17.0 million, from $98.8 million at September 30, 2018 to $115.8 million at June 30, 2019, due primarily to retained net income of $10.6 million and net unrealized gains of $5.8 million on the available-for-sale securities portfolio. At June 30, 2019 and September 30, 2018, the Company and Bank were considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank has sixteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Leavenworth, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
OPERATING DATA:	2019	2018	2019	2018
(In thousands, except share and per share data)

Total interest income	$13,058	$11,206	$37,166	$30,778
Total interest expense	2,766	1,699	7,437	4,495

Net interest income	10,292	9,507	29,729	26,283
Provision for loan losses	337	266	992	1,099

Net interest income after provision for loan losses	9,955	9,241	28,737	25,184

Total noninterest income	13,098	3,254	25,968	8,727
Total noninterest expense	16,227	8,122	40,523	22,863

Income before income taxes	6,826	4,373	14,182	11,048
Income tax expense	1,020	696	2,008	1,656

Net income	5,806	3,677	12,174	9,392

Less: Net income (loss) attributable to noncontrolling interests	571	571	475	1,234

Net income attributable to the Company	$5,235	$3,106	$11,699	$8,158

Net income per share, basic	$2.24	$1.37	$5.07	$3.62
Weighted average shares outstanding, basic	2,333,502	2,274,951	2,308,359	2,251,387

Net income per share, diluted	$2.21	$1.31	$4.94	$3.44
Weighted average shares outstanding, diluted	2,373,578	2,378,839	2,369,421	2,369,710

	June 30,	September 30,	Increase
FINANCIAL CONDITION DATA:	2019	2018	(Decrease)
(In thousands, except per share data)

Total assets	$1,229,372	$1,034,406	$194,966
Cash and cash equivalents	65,105	42,274	22,831
Investment securities	182,501	186,980	(4,479)
Loans held for sale	96,139	32,125	64,014
Gross loans	806,610	713,594	93,016
Allowance for loan losses	9,616	9,323	293
Interest earning assets	1,145,579	963,581	181,998
Goodwill	9,848	9,848	-
Core deposit intangibles	1,469	1,727	(258)
Noninterest-bearing deposits	172,915	167,705	5,210
Interest-bearing deposits	715,230	643,407	71,823
FHLB borrowings	189,255	90,000	99,255
Total liabilities	1,113,382	934,161	179,221
Stockholders' equity, net of noncontrolling interests	115,814	98,813	17,001

Book value per share	$49.28	$43.11	$6.17
Tangible book value per share (1)	44.46	38.06	6.40

Non-performing assets:
Nonaccrual loans	$5,106	$4,182	$1,033
Accruing loans past due 90 days	1	91	65
Total non-performing loans	5,107	4,273	1,098
Foreclosed real estate	58	103	(45)
Troubled debt restructurings classified as performing loans	8,226	9,145	(644)
Other nonperforming assets	-	-	-
Total non-performing assets	$13,391	$13,521	$409

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.19%	1.31%	-0.11%
Allowance for loan losses as a percent of nonperforming loans	188.29%	218.18%	-39.15%
Nonperforming loans as a percent of total gross loans	0.63%	0.60%	0.07%
Nonperforming assets as a percent of total assets	1.09%	1.31%	-0.17%

(1) See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
Net Income	2019	2018	2019	2018
(In thousands)
Net income attributable to the Company (non-GAAP)	$5,235	$3,548	$11,699	$9,423
Less: Merger-related expenses, net of tax effect	-	-	-	(945)
Less: Secondary-market residential mortgage lending division initial operating expenses, net of tax effect	-	(442)	-	(442)
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	-	122
Net income attributable to the Company (GAAP)	$5,235	$3,106	$11,699	$8,158

	June 30,		June 30,
Net Income per Share, Diluted	2019	2018	2019	2018

Net income per share, diluted (non-GAAP)	2.21	1.49	4.94	3.98
Less: Merger-related expenses, net of tax effect	-	-	-	(0.40)
Less: Secondary-market residential mortgage lending division initial operating expenses, net of tax effect	-	(0.18)	-	(0.19)
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	-	0.05
Net income per share, diluted (GAAP)	2.21	1.31	4.94	3.44

	June 30,		June 30,
Efficiency Ratio	2019	2018	2019	2018
(In thousands)
Noninterest expense (GAAP)	$16,227	$8,122	$40,523	$22,863

Net interest income (GAAP)	10,292	9,507	29,729	26,283

Noninterest income (GAAP)	13,098	3,254	25,968	8,727

Efficiency ratio (GAAP)	69.38%	63.65%	72.76%	65.30%

Noninterest expense (GAAP)	$16,227	$8,122	$40,523	$22,863
Less: Merger-related expenses	-	-	-	(1,281)
Less: Secondary-market residential mortgage lending division net initial operating expenses	-	(616)	-	(616)
Noninterest expense (non-GAAP)	16,227	7,506	40,523	20,966

Net interest income (GAAP)	10,292	9,507	29,729	26,283

Noninterest income (GAAP)	13,098	3,254	25,968	8,727
Less: Income (loss) on tax credit investment	-	(340)	-	(340)
Noninterest income (Non-GAAP)	$13,098	$2,914	$25,968	$8,387

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	69.38%	60.43%	72.76%	60.47%

	June 30,	September 30,
Tangible Book Value Per Share	2019	2018
(In thousands, except share and per share data)

Stockholders' equity, net of noncontrolling interests (GAAP)	$115,814	$98,813
Less: goodwill and core deposit intangibles	(11,317)	(11,575)
Tangible equity (non-GAAP)	104,497	87,238

Outstanding common shares	2,350,229	2,292,021

Tangible book value per share (non-GAAP)	$44.46	$38.06

Book value per share (GAAP)	$49.28	$43.11

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2019	2019	2018	2018	2018
Total cash and cash equivalents	$65,105	$40,442	$36,344	$42,274	$38,002
Total investment securities	182,501	193,547	188,830	186,980	210,758
Total loans, net of allowance for loan losses	796,994	762,661	734,061	704,271	693,858
Total assets	1,229,372	1,129,722	1,073,989	1,034,406	1,035,346

Total deposits	888,145	824,770	832,073	811,112	834,754
Total borrowings from the Federal Home Loan Bank	189,255	160,938	107,019	90,000	90,000

Stockholders' equity, net of noncontrolling interests	115,814	108,688	102,968	98,813	97,640
Noncontrolling interests in subsidiary	176	1,241	1,593	1,432	1,229
Total equity	115,990	109,929	104,561	100,245	98,869

Outstanding common shares	2,350,229	2,344,836	2,304,310	2,292,021	2,292,021

	Three Months Ended
Summarized Consolidated Statements of Income	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2019	2019	2018	2018	2018
Total interest income	$13,058	$12,307	$11,801	$11,381	$11,206
Total interest expense	2,766	2,446	2,225	1,842	1,699
Net interest income	10,292	9,861	9,576	9,539	9,507
Provision for loan losses	337	340	315	254	266
Net interest income after provision for loan losses	9,955	9,521	9,261	9,285	9,241

Total noninterest income	13,098	7,089	5,781	4,568	3,254
Total noninterest expense	16,227	12,880	11,416	10,143	8,122
Income before income taxes	6,826	3,730	3,626	3,710	4,373
Income tax expense	1,020	466	522	766	696
Net income	5,806	3,264	3,104	2,944	3,677
Less: net income (loss) attributable to noncontrolling interests	571	(269)	173	200	571
Net income attributable to the Company	$5,235	$3,533	$2,931	$2,744	$3,106

Net income per share, basic	$2.24	$1.53	$1.28	$1.20	$1.37
Weighted average shares outstanding, basic	2,333,502	2,307,155	2,284,665	2,277,709	2,274,951

Net income per share, diluted	$2.21	$1.50	$1.24	$1.15	$1.31
Weighted average shares outstanding, diluted	2,373,578	2,360,004	2,371,480	2,379,520	2,378,839

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Performance Ratios (Annualized)	2019	2019	2018	2018	2018
Return on average assets	1.78%	1.28%	1.11%	1.06%	1.21%
Return on average equity	21.00%	12.34%	12.35%	11.83%	15.31%
Return on average common stockholders' equity	18.95%	13.55%	11.82%	11.16%	13.02%
Net interest margin (tax equlivalent basis)	3.87%	3.92%	3.98%	4.04%	4.05%
Efficiency ratio (excluding nonrecurring items) (non-GAAP)	69.38%	75.99%	74.34%	73.01%	60.43%

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Asset Quality Ratios	2019	2019	2018	2018	2018
Nonperforming loans as a percentage of total loans	0.63%	0.70%	0.62%	0.60%	0.50%
Nonperforming assets as a percentage of total assets	1.09%	1.23%	1.28%	1.31%	1.25%
Allowance for loan losses as a percentage of total loans	1.19%	1.29%	1.29%	1.31%	1.28%
Allowance for loan losses as a percentage of nonperforming loans	188.29%	184.96%	208.77%	218.18%	255.12%
Net charge-offs (recoveries) to average outstanding loans	0.08%	0.00%	0.00%	-0.01%	0.01%

SUMMARIZED FINANCIAL INFORMATION (CONTINUED) (UNAUDITED):

	Three Months Ended
Segmented Statements of Income Information	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2019	2019	2018	2018	2018
Interest income - Core Banking	$10,823	$10,479	$10,123	$9,811	$9,919
Interest income - SBA Lending (Q2)	1,811	1,640	1,524	1,470	1,287
Interest income - Mortgage Banking	424	188	154	100	-
Total interest income	$13,058	$12,307	$11,801	$11,381	$11,206

Provision for loan losses - Core Banking	$162	$(492)	$(16)	$17	$52
Provision for loan losses - SBA Lending (Q2)	175	832	331	237	214
Provision for loan losses - Mortgage Banking	-	-	-	-	-
Total provision for loan losses	$337	$340	$315	$254	$266

Noninterest income - Core Banking	$1,388	$1,337	$1,380	$1,735	$1,508
Noninterest income - SBA Lending (Q2)	1,658	673	1,137	875	1,697
Noninterest income - Mortgage Banking	10,052	5,079	3,264	1,958	49
Total noninterest income	$13,098	$7,089	$5,781	$4,568	$3,254

Noninterest expense - Core Banking	$7,729	$6,995	$6,586	$6,771	$6,333
Noninterest expense - SBA Lending (Q2)	1,385	1,322	1,362	1,162	1,127
Noninterest expense - Mortgage Banking	7,113	4,563	3,468	2,210	662
Total noninterest expense	$16,227	$12,880	$11,416	$10,143	$8,122

Income before income taxes - Core Banking	$2,300	$3,573	$3,324	$3,453	$3,820
Income (loss) before income taxes - SBA Lending (Q2)	1,163	(547)	352	409	1,166
Income (loss) before income taxes - Mortgage Banking	3,363	704	(50)	(152)	(613)
Total income before income taxes	$6,826	$3,730	$3,626	$3,710	$4,373

Income tax expense - Core Banking	$31	$360	$490	$750	$702
Income tax expense (benefit) - SBA Lending (Q2)	148	(70)	45	59	169
Income tax expense (benefit) - Mortgage Banking	841	176	(13)	(43)	(175)
Total income tax expense	$1,020	$466	$522	$766	$696

Net income - Core Banking	$2,269	$3,213	$2,834	$2,703	$3,118
Net income (loss) - SBA Lending (Q2)	1,015	(477)	307	350	997
Net income (loss) - Mortgage Banking	2,522	528	(37)	(109)	(438)
Total net income	$5,806	$3,264	$3,104	$2,944	$3,677

Net income attributable to the Company - Core Banking	$2,269	$3,213	$2,834	$2,703	$3,118
Net income (loss) attributable to the Company - SBA Lending (Q2)	444	(208)	134	150	426
Net income (loss) attributable to the Company - Mortgage Banking	2,522	528	(37)	(109)	(438)
Total net income attributable to the Company	$5,235	$3,533	$2,931	$2,744	$3,106

Net income per share, basic - Core Banking	$0.97	$1.39	$1.24	$1.18	$1.37
Net income (loss) per share, basic - SBA Lending (Q2)	0.19	(0.09)	0.06	0.07	0.19
Net income (loss) per share, basic - Mortgage Banking	1.08	0.23	(0.02)	(0.05)	(0.19)
Total net income per share, basic	$2.24	$1.53	$1.28	$1.20	$1.37

Net income per share, diluted - Core Banking	$0.96	$1.37	$1.20	$1.14	$1.31
Net income (loss) per share, diluted - SBA Lending (Q2)	0.19	(0.09)	0.06	0.06	0.18
Net income (loss) per share, diluted - Mortgage Banking	1.06	0.22	(0.02)	(0.05)	(0.18)
Total net income per share, diluted	$2.21	$1.50	$1.24	$1.15	$1.31

SUMMARIZED FINANCIAL INFORMATION (CONTINUED) (UNAUDITED):

	Three Months Ended
SBA Lending (Q2) Data	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except percentage data)	2019	2019	2018	2018	2018
Final funded loans guaranteed portion sold, SBA	$22,310	$9,133	$12,943	$12,109	$17,631

Gross gain on sales of loans, SBA	$2,085	$977	$1,203	$1,246	$2,025
Weighted average gross gain on sales of loans, SBA	9.35%	10.70%	9.29%	10.29%	11.49%

Net gain on sales of loans, SBA (1)	$1,515	$521	$964	$907	$1,557
Weighted average net gain on sales of loans, SBA	6.79%	5.70%	7.45%	7.49%	8.83%

(1) Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets

	Three Months Ended
Summarized Consolidated Average Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2019	2019	2018	2018	2018
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$38,332	$36,317	$30,271	$26,716	$30,967
Loans	859,525	802,652	763,637	745,078	723,427
Investment securities	163,185	161,170	156,570	157,834	163,610
Agency mortgage-backed securities	21,993	24,682	29,133	37,393	42,624
FRB and FHLB stock	12,505	10,196	10,171	9,621	9,621
Total interest-earning assets	$1,095,540	$1,035,017	$989,782	$976,642	$970,249

Interest income (tax equlivalent basis):
Interest-bearing deposits with banks	$205	$221	$153	$138	$112
Loans	10,924	10,227	9,828	9,349	8,885
Investment securities	1,877	1,819	1,783	1,822	2,123
Agency mortgage-backed securities	152	179	193	274	297
FRB and FHLB stock	196	142	121	119	107
Total interest income (tax equivalent basis)	$13,354	$12,588	$12,078	$11,702	$11,524

Weighted average yield (tax equlivalent basis, annualized):
Interest-bearing deposits with banks	2.14%	2.43%	2.02%	2.07%	1.45%
Loans	5.08%	5.10%	5.15%	5.02%	4.91%
Investment securities	4.60%	4.51%	4.56%	4.62%	5.19%
Agency mortgage-backed securities	2.76%	2.90%	2.65%	2.93%	2.79%
FRB and FHLB stock	6.27%	5.57%	4.76%	4.95%	4.45%
Total interest-earning assets	4.88%	4.86%	4.88%	4.79%	4.75%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$684,736	$693,127	$651,060	$664,526	$653,119
Repurchase agreements	1,354	1,353	1,352	1,351	1,350
Borrowings from Federal Home Loan Bank	178,707	114,044	104,999	99,614	111,036
Other borrowings	19,701	19,684	19,667	2,352	-
Total interest-bearing liabilities	$884,498	$828,208	$777,078	$767,843	$765,505

Interest expense:
Interest-bearing deposits	$1,548	$1,607	$1,424	$1,388	$1,222
Repurchase agreements	1	1	1	1	1
Borrowings from Federal Home Loan Bank	898	520	478	420	476
Other borrowings	319	318	322	33	-
Total interest expense	$2,766	$2,446	$2,225	$1,842	$1,699

Weighted average cost (annualized):
Interest-bearing deposits	0.90%	0.93%	0.87%	0.84%	0.75%
Repurchase agreements	0.30%	0.30%	0.30%	0.30%	0.30%
Borrowings from Federal Home Loan Bank	2.01%	1.82%	1.82%	1.69%	1.71%
Other borrowings	6.48%	6.46%	6.55%	5.61%	0.00%
Total interest-bearing liabilities	1.25%	1.18%	1.15%	0.96%	0.89%

Interest rate spread (tax equlivalent basis, annualized)	3.63%	3.68%	3.73%	3.83%	3.86%

Net interest margin (tax equlivalent basis, annualized)	3.87%	3.92%	3.98%	4.04%	4.05%